EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of March 20, 2000 (hereinafter referred to as the "AGREEMENT"), among NETGAIN DEVELOPMENT, INC., a Colorado corporation (hereinafter referred to as the "PARENT"), NETGAIN ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent (hereinafter referred to as the "MERGER SUB"), and COOLAUDIO.COM, INC., a Delaware corporation (hereinafter referred to as the "COMPANY").

                              W I T N E S S E T H :

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, the Boards of Directors of Parent and Merger Sub have each approved the merger of Merger Sub with and into the Company (the "MERGER") in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and the Board of Directors and Stockholders of the Company have approved the Merger in accordance with the applicable provisions of the DGCL, and upon the terms and subject to the conditions set forth herein;

         WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(A) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder;

         WHEREAS, for accounting purposes, it is intended that the Merger be accounted for as a "pooling" transaction; and

         WHEREAS, pursuant to the Merger, each outstanding share (hereinafter referred to as a "SHARE") of the Company's common stock, $0.001 par value, (hereinafter referred to as the "COMMON STOCK"), shall be converted into the right to receive the Merger Consideration as defined in Section 1.6(a), each Company stock option shall be treated as set forth in Section 1.6(d) and each Company warrant shall be treated as set forth in Section 1.6(e), upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

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                              ARTICLE I: THE MERGER

SECTION 1.1: The Merger.

         (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, the consummation of the Merger will take place as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Parent unless another date, time or place is agreed to in writing by the parties hereto.

SECTION 1.2: Effective Time.

         As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "EFFECTIVE TIME").

SECTION 1.3: Effect of the Merger.

         At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 1.4: Certificate of Incorporation, By-Laws.

         (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation, except that the name of the Corporation shall be that of the Company.

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         (b) By-Laws. Unless otherwise determined by Parent prior to the
Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws except that the name of the Corporation shall be that of the Company. Nothing in this Section 1.4(b) shall impair the provisions of Section 5.9.

SECTION 1.5: Directors and Officers.

         The directors of the Surviving Corporation immediately after the Effective Time shall be Andreas Typaldos, Rajiv Bhatia and such additional nominees as they shall mutually agree upon, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. The officers of the Surviving Corporation immediately after the Effective Time shall be Rajiv Bhatia, Brian Gurley, and Steve Laplante, to have such titles as shall be determined by the directors of the Surviving Corporation, except that Brian Gurley shall serve as chief financial officer of the Surviving Corporation,in each case until their respective successors are duly elected or appointed and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

SECTION 1.6: Effect on Capital Stock.

         At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

         (a) Conversion of Shares. Each share of Common Stock issued and outstanding immediately prior to the Effective Time, (excluding any Shares to be canceled pursuant to Section 1.6(b)) shall be converted, subject to Section 1.6(c) and Section 1.6(h), into the right to receive 0.08 (the "EXCHANGE RATIO") shares of the Common Stock, $.001 par value, of Parent ("PARENT COMMON STOCK") (the shares of Parent Common Stock to be issued pursuant to this Section 1.6(a) are hereinafter referred to as the "PARENT SHARES" and the right of each holder of Company Shares to receive such Parent Shares and cash in respect of fractional Shares as provided in Section 1.6(h) being referred to as the "MERGER CONSIDERATION").

         (b) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

         (c) Shares of Dissenting Holders. Notwithstanding anything to the contrary contained in this Agreement, any holder of Company Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the DGCL and who does not vote in favor of the Merger and who otherwise complies with Section 262 of the DGCL ("COMPANY DISSENTING SHARES") shall not be entitled to receive Parent Shares pursuant to Section 1.6(a) and cash in lieu of fractional Shares pursuant to Section 1.6(h) hereof, and shall only be entitled to receive for such Company Common Stock the payment provided for by Section 262

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of the DGCL, unless such holder fails to perfect, effectively withdraws or loses his right to dissent from the Merger under the DGCL. If any such holder so fails to perfect, effectively withdraws or loses his or her dissenters' rights under the DGCL, his or her Company Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive the number of Parent Shares determined in accordance with Section 1.6(a) and, if applicable, cash in lieu of fractional shares as provided in Section 1.6(h).

         (d) Stock Options.

                  (1) At the Effective Time, each outstanding option to purchase Company Common Stock (a "STOCK OPTION") granted under the Company's 1999 Equity Compensation Plan (the "COMPANY STOCK OPTION PLAN"), whether vested or unvested, shall be, together with the Company Stock Option Plan, deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time, the number (rounded down to the nearest whole number) of Parent Shares which the holder of such Stock Option would have been entitled to receive determined by multiplying (i) the number of shares of Company Common Stock otherwise purchasable pursuant to such Stock Option by a fraction the numerator of which is 200,000 and the denominator of which is the aggregate Company Common Stock subject to Stock Options immediately prior to the Effective Time (rounding to the next lowest whole number). The option exercise price for Parent Shares shall be $2.50 per share. The number of shares subject to Company Stock Options and the number of Parent Shares into which such Company Stock Options are exchangeable are set forth on Exhibit 1.6 (d).

                  (2) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant thereto. The rights of such Company stock option holder shall be determined by the Company stock option agreement with such holder except the number of shares subject to such option and the exercise price shall be determined in accordance with Section 1.6 (d)(1) of this Agreement. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(d).

                  (3) With respect to the shares of Parent Common Stock issuable upon exercise of the Parent Stock Options, Parent shall file a registration statement on Form S-8 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT") as provided in Section
5.5 hereof.

         (e) Warrants. Parent will not issue new warrants in exchange for the exercisable Warrants (as defined in Section 2.3) of the Company . With respect to the Company warrants which are not exercised prior to the Effective Time, Parent shall set aside a proportionate number of Parent Shares so that each exercisable Company Warrant, prior to its expiration, shall be deemed to constitute a warrant to acquire, on the same terms and conditions as are applicable under such Warrant prior to the Effective Time, the number of Parent Shares (rounded down to the nearest whole number) that the holder would have been entitled to receive pursuant to the Merger had he exercised such warrant in full immediately prior to the Effective Time, determined by (1) multiplying (i) the number of shares subject to such Warrants which are

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exercisable immediately prior to the Effective Time by (ii) the Exchange Ratio;
and (2) the exercise price per share for Parent Common Stock after the Effective Time shall be (i) an amount (rounded down to the nearest cent) equal to the exercise price for Company Common Stock immediately prior to the Effective Time divided by (ii) the Exchange Ratio.

         (f) Capital Stock of Merger Sub. Each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, $.01 par value, of the Surviving Corporation.

         (g) Adjustments to Exchange Ratio. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, combination, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and prior to the Effective Time.

         (h) Fractional Shares. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender for exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). All fractional shares of Parent Common Stock that a holder of shares of Company Common Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price (or the mean between the closing bid and asked price, as the case may be) of the Parent Common Stock on the NASDAQ OTC Bulletin Board on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Common Stock to which such holder would otherwise have been entitled.

SECTION 1.7: Exchange of Certificates.

         (a) Exchange Agent. Parent shall supply, or shall cause to be supplied, to or for the account of Corporate Stock Transfer, Inc. or such other bank or trust company as shall be designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.7, through the Exchange Agent, certificates evidencing the Parent Shares issuable pursuant to Section 1.6 and any cash in lieu of fractional shares payable pursuant to Section 1.6, in exchange for the outstanding Shares.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates a letter of explanation describing the Merger, dissenters rights and exchange procedures (which letter shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify), and instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Parent Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent

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together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole Parent Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c), and
(C) cash in respect of fractional shares as provided in Section 1.6(h), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company as of the Effective Time, the Merger Consideration and any dividends or other distributions to which the holder is entitled pursuant to
Section 1.7(c) may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.7(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, subject to Sections 1.6(f) and 1.7(c), to evidence the right to receive such Merger Consideration, as applicable. Parent Shares issued in the Merger shall be issued as of and deemed to be outstanding as of the Effective Time. Parent shall cause all such Parent Shares to be duly authorized, validly issued, fully paid and non-assessable, and not subject to any preemptive rights.

         (c) Distributions With Respect to Unexchanged Parent Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Shares they are entitled to receive until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date after such surrender.

         (d) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

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SECTION 1.8: Stock Transfer Books.

         At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

SECTION 1.9: No Further Ownership Rights in Company Common Stock.

         The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

SECTION 1.10: Lost, Stolen or Destroyed Certificates.

         In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and complying with such other requirements as Parent or the Exchange Agent may reasonably require, such Merger Consideration as may be required pursuant to Section 1.6.

SECTION 1.11: Tax and Accounting Consequences.

         For federal income tax purposes, it is intended by the parties hereto that the transaction effected through the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. For accounting purposes, it is intended by the parties hereto that the Merger shall be accounted for as a "pooling."

SECTION 1.12: Taking of Necessary Action; Further Action.

         Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

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           ARTICLE II: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE"):

SECTION 2.1: Organization and Qualification.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("APPROVALS") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary. The Company has no subsidiaries. Except as set forth in Section 2.1 of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $20,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

SECTION 2.2: Certificate of Incorporation and By-Laws.

         The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws as amended and restated to date. Such Certificate of Incorporation and By-Laws, as amended and restated, are in full force and effect. The Company is not in material violation of any of the provisions of its Certificate of Incorporation or By-Laws.

SECTION 2.3: Capitalization.

         The authorized capital stock of the Company consists of 25,000,000 shares of which 5,000,000 shares are Preferred Stock, par value $.0001 per share, (the "Preferred Stock") and 20,000,000 shares are Common Stock, par value $.0001 per share (the"Common Stock"). As of the date hereof:

                  (1) no shares of Preferred Stock are issued or outstanding and none are held as treasury shares,

                  (2) 11,569,998 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares were held in treasury,

                  (3) 1,548,245 shares of Common Stock were reserved for future issuance pursuant to outstanding stock options granted under the Company Stock Option Plan,

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                  (4) up to 2,592,052 shares of Common Stock were reserved for future issuance under warrants granted to the persons listed on Disclosure
Schedule 2.3 (the "$.01 WARRANTS"),

                  (5) up to 683,000 shares of Common Stock were reserved for future issuance under the warrants granted to the persons listed on Disclosure
Schedule 2.3 (the "$.75 WARRANTS"), and

                  (6) up to 1,000 shares of Common Stock were reserved for future issuance under warrants granted to the persons listed on Disclosure
Schedule 2.3 (the "$2.00 WARRANTS").

         Except as set forth in Section 2.3 of the Company Disclosure Schedule, no material change in such capitalization has occurred between January 1, 2000 and the date hereof. Except as set forth in this Section 2.3 or in Sections 2.3 or 2.11 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company and no such shares have preemptive or similar rights and no holders of such shares have registration rights except as set forth on Schedule 2.3. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable.

         Except as disclosed in Section 2.3 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any other entity.

SECTION 2.4: Authority Relative to this Agreement.

         The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the adoption of this Agreement and the Merger by the holders of at least a majority of the outstanding voting power of Company Common Stock entitled to vote in accordance with the DGCL and the Company's Certificate of Incorporation and By-Laws). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has recommended that the Company's stockholders approve and adopt this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by the Company and,

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assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors rights generally and by general principles of equity applicable to similar agreements.

SECTION 2.5: No Conflict; Required Filings and Consents.

         (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which the Company is a party or by which it is bound; (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company is a party or by which it or any of its respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by the Company of less than $ 50,000 in any single instance but not more than $ 200,000 in the aggregate.

         (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, (i) the Company has not breached, is not in default under, and has not received written notice of any breach of or default under, any of the agreements, contracts or other instruments referred to in clauses (i) or (ii) of
Section 2.5(a), (ii) to the knowledge of the Company, no other party to any of the agreements, contracts or other instruments referred to in clauses (i) or
(ii) of Section 2.5(a) has breached or is in default of any of its obligations thereunder, and (iii) each of the agreements, contracts and other instruments referred to in clauses (i) and (ii) of Section 2.5(a) is in full force and effect and will not be terminable by either party as a result of this Agreement.

         (c) Except as set forth in Section 2.5(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company, (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration (other than the acceleration of the right to exercise stock options previously granted under the Company's Stock Option
Plan), or cancellation of, or result in the creation of any security interests, liens, claims, pledges, agreements, limitations on the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "LIENS") on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected.

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         (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS") and recordation of appropriate merger or similar documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement.

SECTION 2.6: Compliance, Permits.

         (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, the Company is not in conflict with, or in default or violation of,
(i) any Law applicable to the Company or by which any of its properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected where such conflict, default or violation would have a material adverse effect on the business or operations of the Company.

         (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, the Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company as it is now being conducted (collectively, the "COMPANY PERMITS") and the Company is in compliance with the terms of the Company Permits.

SECTION 2.7: Financial Statements.

         (a) Section 2.7(a) of the Company Disclosure Schedule includes the unaudited financial statements of the Company for the fiscal year ended February 28, 1999, the three months ended November 30,1999 and the unaudited financial statements of the Company for the ten months ended December 31, 1999 (the "FINANCIAL STATEMENTS").

         (b) Except as disclosed in Section 2.7 of the Company Disclosure Schedule, the Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including, in each case, any related notes and schedules thereto) was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the books and records of the Company and the financial position of the Company as at the respective dates thereof and the results of its operations and cash flows and stockholder equity for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. Except as disclosed or reserved against on the balance sheet included among the Financial Statements, or as set forth in the Disclosure Schedule, the Company does not have debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, that individually or in the aggregate have not had and will not have a material adverse effect on the Company. With respect to any such debts, liabilities or obligations incurred since December 31, 1999, the same have been incurred in the ordinary course of business consistent with past practice and are not expected to have a material adverse effect upon the business or operations of the Company.

SECTION 2.8: Accounts Receivable; Inventory.

         (a) Except as set forth in Section 2.8 of the Company Disclosure Schedule, the accounts receivable of the Company as reflected in the Financial Statements, to the extent uncollected on the date hereof and the accounts receivable reflected on the books of the Company are valid and existing and represent monies due, and the Company has made reserves reasonably considered adequate for receivables not collectible in the ordinary course of business, and (subject to the aforesaid reserves) are subject to no refunds or other adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof, except for such refunds, adjustments, defenses, rights of setoff, assignments, restrictions, encumbrances or conditions as would not reasonably be expected to have a material adverse effect upon the business or operations of the Company.

         (b) Except as set forth in Section 2.8 of the Company Disclosure Schedule, the inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit or suitable and usable for the production or completion of merchantable products for sale in the ordinary course of business, and none of which is slow-moving, obsolete, below standard quality, damaged, or defective, subject only to the reserve for inventory writedown set forth in the Financial Statements and as adjusted for the passage of time through the Effective Date in accordance with GAAP and the past custom and practice of the Company. The inventory, taken as a whole, reflected in the most recent Balance Sheet and books and records of the Company is reflected on the basis of a complete physical count and is valued at the lower of cost (on an identifiable unit basis) or market in accordance with GAAP, consistently applied. Since December 31, 1999, no inventory has been sold or disposed of except through sales in the ordinary course of business.

SECTION 2.9: Absence of Certain Changes or Events.

         Except as set forth in the Company Disclosure Schedule, since January 1, 2000, the Company has conducted its business in the ordinary course and there has not occurred: (a) any material adverse effect to the business or operations of the Company such as the loss of a material customer or vendor; (b) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that would reasonably be expected to have a material adverse effect on the business or operations of the Company; (d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;
(f) any
change in a material agreement listed in Disclosure Schedule 2.5 or any allegation by or against the Company of a breach of any such agreement; (g) any other action or event that would have required the consent of Parent pursuant to
Section 4.1 had such action or event occurred after the date of this Agreement; or (h) any sale of a material amount of property or assets of the Company, except in the ordinary course of business.

SECTION 2.10: Absence of Litigation.

         (a) Schedule 2.10 contains a list of all litigation, arbitration or similar proceedings in which the Company is involved as plaintiff or defendant before any tribunal.

         (b) Except as set forth in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that would reasonably be expected to have a material adverse effect on the business or operations of the Company.

SECTION 2.11: Employee Benefit Plans, Employment Agreements.

         (a) Section 2.11 of the Company Disclosure Schedule lists all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare plans (as defined in Section 3(1) of ERISA), and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material employment, executive compensation, consulting or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant to the Company. The Company is not a member of a controlled group including the Company or which is under common control with the Company within the meaning of Section 414 of the Code. Also included in Schedule
2.11 is each plan with respect to which the Company could incur liability under
Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices and programs are referred to as the "COMPANY EMPLOYEE PLANS"). There have been made available to Parent copies of (i) each such written Company Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA.

         (b) (1) Except in each case as set forth in Section 2.11 of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Company Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA;

                  (2) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan, which could result in any material liability of the Company;

                  (3) all Company Employee Plans are in compliance in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code), currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company has performed all material obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Company Employee Plans;

                  (4) each Company Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination;

                  (5) all contributions required to be made to any Company Employee Plan pursuant to Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates;

                  (6) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to
Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and

                  (7) the Company has not incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

         (c) Section 2.11 of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company who holds:

                  (1) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option;

                  (2) any other right, directly or indirectly, to acquire Company Common Stock together with the number of shares of Company Common Stock subject to such right.

         (d) Section 2.11 of the Company Disclosure Schedule sets forth a true and complete list of:

                  (1)  all employment agreements with officers of the Company;

                  (2) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $ 10,000;

                  (3) all employees of, or consultants to, the Company who have executed a non-competition agreement with the Company;

                  (4) all severance agreements, programs and policies of the Company with or relating to its employees, in each case with outstanding commitments exceeding $ 75,000 (excluding programs and policies required to be maintained by law); and

                  (5) all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

SECTION 2.12: Labor Matters.

         Except as set forth in Section 2.12 of the Company Disclosure Schedule:

                  (1) there are no controversies pending or, to the knowledge of the Company, threatened, between the Company and its employees, which controversies have or would reasonably be expected to have a material adverse effect on the business or operations of the Company;

                  (2) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Company know of any activities or proceedings of any labor union to organize any such employees; and

                  (3) the Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company.

SECTION 2.13: Insurance.

         All material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company are in full force and effect and the Company has not received any notice from any of its insurance carriers that the perils or hazards covered by such insurance or any claim with respect thereto currently pending is not covered as contemplated by such insurance contracts, except as would not reasonably be expected to have a material adverse effect on the business or operations of the Company. All premiums currently due and payable on such policies have been paid or accrued. To the Company's knowledge, the Company is not in default with respect to any of the provisions contained in any such insurance policy.

SECTION 2.14: Restrictions on Business Activities.

         Except for this Agreement or as set forth in Section 2.14 of the Company Disclosure Schedule, there is no agreement, judgement, injunction, order or decree binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

SECTION 2.15: Title to Property.

         Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and, to the knowledge of the Company, all leases pursuant to which the Company leases from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of the Company, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

SECTION 2.16: Taxes.

         (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, whether disputed or not, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers' compensation, unemployment compensation, environmental (including taxes under Code section 59A), utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, declarations, forms, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, including, without limitation, consolidated, combined and unitary tax returns, including any amendments thereto.

         (b) Other than as disclosed in Section 2.16 of the Company Disclosure
Schedule:

                  (1) the Company has timely filed all United States federal income Tax Returns and other material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects;

                  (2) the Company has paid and discharged all Taxes due and has withheld and paid to the appropriate authorities all Taxes required to be withheld with respect to employees, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required) which are disclosed in Section 2.16(b) of the Company Disclosure Schedule, and with respect to which the Company is maintaining adequate reserves;

                  (3) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required;

                  (4) there are no Tax Liens on any assets of the Company;

                  (5) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax;

                  (6) the Company has not received any written notice of any Tax deficiency outstanding, proposed or assessed against the Company, or of any audit or other examination, proposed or currently in progress of any Tax Return of the Company;

                  (7) no written claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction;

                  (8) the Company is not a party to or bound by any tax indemnity, tax sharing or tax allocation agreements;

                  (9) the Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company; and

                  (10) the Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and the Company is not liable for the Taxes of any person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. The accruals and reserves for Taxes (including deferred taxes) reflected in the most recent Company Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with generally accepted accounting principles. Schedule 2.16 of the Company Disclosure Schedule lists the amount of any net operating loss carryforwards and net capital loss carryforwards of the Company.

SECTION 2.17: Environmental Matters.

         Except as set forth in Section 2.17 of the Company Disclosure Schedule, the Company:

         (a) has obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its agents ("ENVIRONMENTAL LAWS");

         (b) is in compliance with all terms and conditions of such required Approvals, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws;

         (c) as of the date hereof, is not aware of nor has received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, against the Company based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and

         (d) has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company (or any of its respective agents) thereunder.

SECTION 2.18: Intellectual Property.

         Except as set forth in Section 2.18 of the Disclosure Schedule:

         (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, domain names/url's, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in paragraph (e) below) that are material to the business of the Company as currently conducted or as proposed to be conducted by the Company (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

         (b) Section 2.18 of the Company Disclosure Schedule sets forth a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

         (c) Section 2.18 of the Company Disclosure Schedule sets forth a complete list of all material licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES") or other trade secret material to the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's rights under such license, sublicense or agreement. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement.

         (d) The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used or are proposed to be used, except for any adverse interests which do not materially impair the Company's rights thereunder or materially impact the Company's ability to produce the products. No claims have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds, to the knowledge of the Company, for any bona fide claims, (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         (e) "COMMERCIAL SOFTWARE" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company (or, in the case of Section 3.17, to Parent) pursuant to end-user licenses and which are used in the Company's business (or in Parent's business in the case of Section 3.17) but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's (or of Parent's in the case of Section 3.17) products and related trademarks, technology and know-how.

SECTION 2.19: Interested Party Transactions.

         Except as set forth in Section 2.19 of the Company Disclosure Schedule, neither the Company nor any officer, director or employee of the Company has a direct or indirect material interest in any vendor, customer or competitor of the Company.

SECTION 2.20: Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates except Baird Patrick & Co., Inc. Parent is responsible for such expenses pursuant to arrangements described in
Section 3.18 of the Parent Disclosure Schedule.

SECTION 2.21: Full Disclosure.

         No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by the Company to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement, including without limitation the Company Disclosure Schedule, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

                   ARTICLE III: REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company (the "PARENT DISCLOSURE SCHEDULE"):

SECTION 3.1: Organization and Qualification; Subsidiaries.

         Each of Parent and its majority-owned subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. Each of Parent and each of its majority-owned subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

SECTION 3.2: Charter and By-Laws.

         Parent has heretofore furnished to the Company a complete and correct copy of its and

Merger Sub's Certificate of Incorporation and By-Laws, amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

SECTION 3.3: Capitalization.

         As of February 17, 2000, the authorized capital stock of Parent consisted of (i) 100,000,000 shares of Parent Common Stock of which 17,504,331 shares were issued and outstanding, all of which are validly issued, fully paid and non-assessable, no shares were held in treasury (ii) 10,000,000 shares of preferred stock, $.0001 par value per share, of which 5000 shares have been designated Series A Convertible Preferred Stock and 2,807.228 shares are issued and outstanding and none of which was held in treasury. The Certificate designating the rights and preferences of such series of Preferred Stock is included in the Parent Disclosure Schedule. No material change in such capitalization has occurred between February 17, 2000 and the date hereof. Except as set forth in this Section or in Section 3.3 of the Parent Disclosure Schedule, as of the date hereof there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its majority-owned subsidiaries or obligating Parent or any of its majority-owned subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its majority-owned subsidiaries and no such shares have preemptive or similar rights and no holders of such shares have demand registration rights except as set forth on Schedule 3.3. Except as set forth in Section 3.3 or Section 3.11 of the Parent Disclosure Schedule as of the date hereof, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any majority-owned subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such majority-owned subsidiary. Except as set forth in Section 3.1 or 3.3 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of Parent's majority-owned subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

SECTION 3.4: Authority Relative to this Agreement.

         Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms except insofar as such enforceability may be limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors rights generally and by general principles of equity applicable to similar agreements.

SECTION 3.5: No Conflict, Required Filings and Consents.

         (a) Except as disclosed in Section 3.5(a) of the Parent Disclosure
Schedule:

                  (1) neither Parent nor any of its subsidiaries has breached, or is in default under or has received written notice of any breach of or default under, any loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases, leases or lease purchase agreements, acquisition agreements, investment agreements or employment or consulting agreements to which Parent or any of its subsidiaries is a party or by which any of them is bound, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, payments or receipts by Parent of less than $50,000 in any single instance but not more than $200,000 in the aggregate (such agreements other than the excluded agreements are collectively, the "MATERIAL AGREEMENTS");

                  (2) neither the Parent nor any of its subsidiaries has breached or is in default under or has received written notice of any breach of or default under, any of its obligations under the Material Agreements; and

                  (3) each of the Material Agreements is in full force and effect.

         (b) Except as set forth in Section 3.5 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not:

                  (1) conflict with or violate the Certificate of Incorporation or By-Laws of Parent or Merger Sub;

                  (2) conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected; or

                  (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected.

         (c) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except:

                  (1) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, and the filing and recordation of appropriate merger or other documents as required by the DGCL; and

                  (2) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement.

SECTION 3.6: Compliance; Permits.

     (a) Except as disclosed in Section 3.6 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of:

          (1) any Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or

          (2) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected.

     (b) Except as disclosed in Section 3.6 of the Parent Disclosure Schedule, Parent and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Parent and its subsidiaries taken as a whole as it is now being conducted (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance with the terms of the Parent Permits.

SECTION 3.7: SEC Filings; Financial Statements.

     (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to the Company, in the form filed with the SEC:

          (1) its Annual Reports on Form 10-KSB for the fiscal year ended December 31, 1998,

          (2) reports on Form 10-QSB for the quarterly periods ended September 30, 1999, June 30, 1999, and March 31, 1999,

          (3) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since January 1, 1999,

         (4) all other reports or registration statements filed by Parent with the SEC since January 1, 1999, and

         (5) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "SEC REPORTS"). Since June 1, 1999 (the date current management assumed their positions with Parent), the SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

SECTION 3.8: Absence of Certain Changes or Events.

         Except as set forth in Section 3.8 of the Parent Disclosure Schedule or in the SEC Reports, since January 1, 2000, Parent has conducted its business in the ordinary course and there has not occurred:

                  (1) any material adverse effect to the business or operations of the Company such as the loss of a material customer or vendor;

                  (2) any amendments or changes in the Certificate of Incorporation or By-Laws of Parent;

                  (3) any damage to, destruction or loss of any assets of the Parent (whether or not covered by insurance);

                  (4) any material change by Parent in its accounting methods, principles practices;

                  (5) any material revaluation by Parent of any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (6) any other action or event that would have required the consent of the Company pursuant to Section 4.3 had such action or event occurred after the date of this Agreement; or

                  (7) any sale of a material amount of assets of Parent or any of its subsidiaries except in the ordinary course of business.

SECTION 3.9: No Undisclosed Liabilities.

         Except as is disclosed in Section 3.9 of the Parent Disclosure Schedule or in the SEC Reports, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities:

                  (1) adequately provided for in Parent's balance sheet (including any related notes thereto) as of September 30, 1999 included in the Parent's Quarterly Report on Form 10-QSB (the " BALANCE SHEET"),

                  (2) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the Balance Sheet,

                  (3) incurred since September 30, 1999 in the ordinary course of business and consistent with past practice,

                  (4) incurred in connection with this Agreement, or

                  (5) which would not reasonably be expected to have a material adverse effect on the business or operations of Parent.

SECTION 3.10: Absence of Litigation.

         Except as set forth in Section 3.10 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Parent, threatened against the Parent or any of its subsidiaries, or any properties or rights of the Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign that would reasonably be expected to have a material adverse effect on the business or operations of the.

SECTION 3.11: Employee Benefit Plans; Employment Agreements.

         Except as set forth in Section 3.11 of the Parent Disclosure Schedule, none of the employee pension plans (as defined in Section 3(2) of ERISA), employee welfare plans, (as defined in Section 3(1) of ERISA) and other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, or any employment, executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of or consultant to Parent, any trade or business (whether or not incorporated) which is a member of a controlled group including Parent or which is under common control with Parent (an "ERISA AFFILIATE") within the meaning of
Section 414 of the Code, or any subsidiary of Parent, as well as each plan with respect to which Parent or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or
Section 4212(c) of ERISA (all such plans, practices, and programs are referred to herein as the "PARENT EMPLOYEE PLANS") promises or provides retiree welfare benefits to any person, and none of the Parent Employee Plans is a "multiemployer plan" as such term is defined in Section 3(37) of ERISA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Parent Employee Plan, which could result in any material liability of Parent or any of its subsidiaries; (iii) all Parent Employee Plans are in compliance in all material respects with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, IRS, PBGC or Secretary of the Treasury), and Parent and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Parent Employee Plans;
(iv) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair such determination; (v) all contributions required to be made to any Parent Employee Plan pursuant to
Section 412 of the Code, or the terms of the Parent Employee Plan or any collective bargaining agreement, have been made on or before their due dates;
(vi) with respect to each Parent Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) neither Parent nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than liability for premium payments to the PBGC arising in the ordinary course).

SECTION 3.12: Labor Matters.

         Except as set forth in Section 3.12 of the Parent Disclosure Schedule:

                  (1) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect;

                  (2) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries, nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and

                  (3) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries which would reasonably be expected to have a material adverse effect upon the business or operations of Parent or its subsidiaries.

SECTION 3.13: Intentionally Omitted.

SECTION 3.14: Restrictions on Business Activities.

         Except for this Agreement or as set forth in Section 3.14 of the Parent Disclosure Schedule, to Parent's knowledge, there is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of property by Parent or any of its subsidiaries or the conduct of business by Parent or any of its subsidiaries as currently conducted or as proposed to be conducted by Parent,

SECTION 3.15: Title to Property.

         Except as disclosed in Section 3.15 of the Parent Disclosure Schedule, Parent and each of its majority-owned subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and, to Parent's knowledge, all leases pursuant to which Parent or any of its subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Parent, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

SECTION 3.16: Intellectual Property.

         Except as disclosed in Section 3.16 of the Parent Disclosure Schedule, the Parent and its subsidiaries own, are licensed to use or otherwise possess, legally enforceable rights to use the patents, patent rights, inventions, licenses, copyrights, and any applications therefor, domain names/url's, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form) know-how (including trade secrets and other unpatented/unpatentable proprietary or confidential information, systems or procedures), trademarks, servicemarks and tradenames (referred to as "PARENT INTELLECTUAL PROPERTY") presently employed by them in connection with the business of the Parent as presently conducted, and neither the Parent nor any of its subsidiaries has knowledge of any infringement of or conflict with asserted rights of others with respect to any of the Parent Intellectual Property.

SECTION 3.17: Interested Party Transactions.

         Except as set forth in the SEC Reports or Section 3.17 of the Parent Disclosure Schedule, no event has occurred that would be required to be reported as a Certain Relationship or Related Party Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

SECTION 3.18: Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement except for Baird Patrick & Co., Inc. A copy of such agreement has been provided to the Company. Parent is responsible for the remuneration due such investment banker pursuant to this Agreement.

SECTION 3.19: Ownership of Merger Sub; No Prior Activities

         (a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

         (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

SECTION 3.20: Full Disclosure.

         No representation or warranty made by Parent contained in this Agreement and no statement contained in any certificate or schedule furnished or to be furnished by Parent to the Company in, or pursuant to the provisions of, this Agreement, including without limitation the Parent Disclosure Schedule, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

               ARTICLE IV: CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 4.1: Conduct of Business by the Company Pending the Merger.

         The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, the Company shall conduct its business only in, and shall not take any action except in, the ordinary course of business and in a manner consistent with past practice, other than actions taken by the Company as contemplated by this Agreement; and the Company shall use all reasonable commercial efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations. By way of example and not limitation, except as contemplated by this Agreement, the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

         (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company as amended and restated to date;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its affiliates (except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options which are outstanding on the date hereof or pursuant to the exercise of outstanding Warrants).

         (c) sell, pledge, dispose of or encumber any assets of the Company (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, (iii) the transfer of inventory in satisfaction of pre-existing obligations of the Company or sales of immaterial assets not in excess of $5,000 in the aggregate);

         (d) (1) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock,

                  (2) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or

                  (3) purchase, redeem or otherwise acquire any of its outstanding securities, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, except in connection with the exercise of outstanding options or warrants in accordance with their terms;

         (e) (1) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (including the creation of any subsidiary);

                  (2) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances;

                  (3) enter into or amend any material contract or agreement which changes the current relationship with a vendor or supplier ;

                  (4) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $ 20,000; or

                  (5) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

         (f) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law;

         (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

         (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice;

         (j) have operating expenses other than non cash charges in excess of $100,000 per month excluding the costs related to the transactions contemplated by this Agreement; or

         (k) take, or agree to take, any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

SECTION 4.2: Conduct of Business by Parent Pending the Merger.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent covenants and agrees that, unless the Company shall otherwise agree in writing, Parent shall conduct its business, and cause the businesses of its subsidiaries to be conducted, in the ordinary course, other than actions taken by Parent or its subsidiaries in contemplation of the Merger, and shall not directly or indirectly do, or propose to do, any of the following without the prior written consent of the Company:

     (a) amend or otherwise change Parent's Certificate of Incorporation or By-Laws;

     (b) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a subsidiary of Parent may declare and pay a dividend to its parent; or

     (c) take or agree in writing or otherwise to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder.

                        ARTICLE V: ADDITIONAL AGREEMENTS

SECTION 5.1: Stockholders Meeting.

         The Company shall call and hold a meeting of its Stockholders as promptly as practicable or shall cause the Stockholders to provide their consent without the holding of such meeting in accordance with applicable laws for the purpose of voting upon the approval of the Merger. The Company shall use all reasonable efforts to solicit from its stockholders votes or proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

SECTION 5.2: Restricted Stock.

         Parent and the Company agree that the Parent Common Stock deliverable pursuant to the Merger is being issued pursuant to an exemption from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and applicable state securities laws. The Company agrees to cause its stockholders to execute investment representations to the effect that they will not sell, hypothecate or otherwise transfer any or all of the Parent Common Stock other than in accordance with the following provisions:

                  (a) pursuant to a registration statement under the Securities Act which has become effective, and a prospectus related thereto which is current, with respect to the securities to be disposed of and, if required, a registration statement under applicable state securities laws; or

                  (b) pursuant to a specific exemption from registration under the Securities Act and applicable state securities laws, but only upon the such stockholder first having delivered to Parent a favorable written opinion of counsel for such stockholder reasonably satisfactory in form and substance to counsel for Parent to the effect that the proposed sale or transfer is exempt from registration under the Securities Act and any applicable state securities laws.

         Such investment representations will provide that:

                  (1) the Company stockholders understand that the Parent Common Stock is not registered under the Securities Act or applicable state securities laws and such securities must be held indefinitely, unless the subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available;

                  (2) the Company stockholders are acquiring the Parent Common Stock solely for their own account, for investment purposes only and not with a view to, or for, resale, distribution, or fractionalization thereof;

                  (3) the Company stockholders understand the restrictions on the transferability of the Parent Common Stock and are able to bear the substantial economic risk of such investment; and the Company stockholders acknowledge that the certificate or certificates evidencing the Parent Common Stock and any substitutions or replacements thereof, shall bear a legend in substantially the following form:

"THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS THEN AVAILABLE"

SECTION 5.3: Intentionally Omitted

SECTION 5.4: Incidental Registration.

         If Parent at any time (other than pursuant to Section 5.3 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock for sale to the public), it will give written notice at such time to all holders of Parent Common Stock of its intention to do so. Upon the written request of any such holder "Selling Stockholder"), given within 30 days after receipt of any such notice from Parent, to register any of its Restricted Stock, Parent will use its best efforts to cause the Restricted Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by Parent to the extent requisite to permit the sale or other disposition by the Selling Stockholder (in accordance with its written request) of such Restricted Stock so registered. In the event that any registration pursuant to this Section 5.4 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a Selling Stockholder pursuant to this Section 5.4 to register Restricted Stock shall specify that either (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) subject to the approval of the underwriters, such Restricted Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock to be included in such an underwriting may be reduced (pro rata among the requesting holders based upon the number of shares so requested to be registered other than Parent unless any such requesting holder cannot be proportionately reduced, then including Parent) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by Parent therein.

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

SECTION 5.5: Registration of Option Shares.

         As promptly as practicable after the Effective Time, but no later than May 15, 2000 or earlier, if Parent files a registration statement pursuant to
Section 5.4, hereof, Parent shall file a registration statement pursuant to the Securities Act on Form S-8, or such other applicable form, covering the Company Stock Option Plan and/or such successor plan as shall have been adopted by Parent covering the options and shares exercisable pursuant thereto granted to or held by employees of the Successor Corporation and shall use all reasonable efforts to keep such registration statement effective so long as options or shares of Parent Common Stock pursuant to such plan are outstanding.

SECTION 5.6: Registration Procedures and Expenses.

         If and whenever Parent is required by the provisions of Section 5.4 hereof to use its best efforts to effect the registration of any of the Restricted Stock under the Securities Act, Parent will, as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby which in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby or 90 days after the effective date thereof provided, however, each Selling Stockholder, if so requested by Parent or any managing underwriter in any underwritten registration statement of Common Stock by Parent, shall not effect any public sale or distribution of equity securities of Parent (including sales pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act), or any securities convertible into or exchangeable or exercisable for such securities, during such period as Parent and the managing underwriter(s) of such registration shall reasonably request beginning on the effective date of the Registration Statement for each such public offering; provided such time period shall be no more than 90 days and provided further that Parent's executive officers, directors and significant stockholders shall entered into arrangements with Parent and/or the underwriter(s) on substantially similar terms;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period, provided, however, Parent may defer the filing of a registration statement or an amendment to the registration statement until a date not later than 30 days after the required filing date if (i) at any time prior to the required filing date, Parent is engaged in confidential negotiations or other confidential business activities, disclosure of which (in the reasonable opinion of outside counsel to Parent) would be required in such registration statement and would not be required if such registration statement were not filed, and the Board of Directors of Parent determines in good faith that such disclosure would be materially detrimental to Parent and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving a demand request, Parent is actively engaged in discussions with underwriters with respect to a registered underwritten public offering of Parent's securities for Parent's account and is proceeding with reasonable diligence to effect such offering, provided, that Parent shall not utilize this right more than once in any 12-month period;

         (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

         (d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock (limited to three states in the case of the sellers), or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, that in no event shall Parent be required for any such purpose to qualify generally to transact business in any foreign jurisdiction;

         (e) immediately notify each seller under such registration statement and each underwriter at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (f) use its best efforts (if the offering is underwritten) to furnish, at the request of any seller, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion of counsel representing Parent for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel which counsel to Parent reasonably concludes is required by the Securities Act, and (ii) a letter dated such date from the independent public accountants retained by Parent, addressed to the underwriters and to such seller, regarding the financial statements included in such registration statement, addressing such matters as shall be reasonably requested by such underwriters or seller;

          Parent will pay all Registration Expenses in connection with each registration statement filed pursuant to Sections 5.3, 5.4 or 5.5 hereof, except that all underwriting discounts and selling commissions in connection with any registration statement filed pursuant to Sections 5.3 or 5.4 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each.

         To the extent permitted by law, Parent will indemnify and hold harmless each seller of such Restricted Stock thereunder and each underwriter of Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities

Act against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Parent will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

SECTION 5.7: Access to Information; Confidentiality.

         Upon reasonable notice, the Company and Parent shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period to the Effective Time, to all its properties, books, contracts, commitments and records and the Company and Parent each shall (and Parent shall cause its subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request. Each party shall keep such information confidential and disclose the same only to persons in their respective organizations or consultants and professionals retained by them who are directly involved in the Merger.

SECTION 5.8: Consents; Approvals.

         The Company and Parent shall each use their reasonable commercial efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and Parent and the consummation by them of the transactions contemplated hereby, in each case as promptly as practicable.

SECTION 5.9: Indemnification and Insurance.

         (a) The By-Laws of the Surviving Corporation shall honor, and Parent shall cause the Surviving Corporation to honor, the provisions with respect to indemnification set forth in the By-Laws of the Company immediately prior to the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

         (b) Without limiting the scope of Section 5.9(a), the Company shall, to the fullest extent permitted under applicable law or under the Company's Certificate of Incorporation or By-Laws or any applicable indemnification agreement and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and, after the Effective Time, Parent shall and shall cause the Surviving Corporation to, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-Laws or any applicable indemnification agreement, indemnify, defend and hold harmless, each present and former director, officer or employee of the Company (collectively, the "INDEMNIFIED PARTIES") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (i) arising out of or pertaining to the transactions contemplated by this Agreement or (ii) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time; provided, however, that in connection with criminal acts the indemnification provided by this Section 5.9 shall only apply provided the Indemnified Party had no reasonable cause to believe that his/her conduct was criminal.

         (c) Parent shall and shall cause the Surviving Corporation to honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements with the Company's directors, officers and employees existing at or before the Effective Time and to the extent such Indemnified Parties are insured pursuant to the terms of a directors and officers liability policy at or immediately prior to the effective time, Parent and Surviving Corporation shall keep such policy in force for a period of not less than six years or purchase a "tail" which provides coverage for such period.

         (d) This Section shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the Indemnified Parties.

SECTION 5.10: Notification of Certain Matters.

         The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided further that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.2(b) or 6.3(b) unless the failure to give such notice results in material prejudice to the other party.

SECTION 5.11: Further Action.

         Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

SECTION 5.12: Public Announcements.

         Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq Stock Market ("NASDAQ"), in which case it shall use all reasonable efforts to consult with the other party prior thereto.

SECTION 5.13: Conveyance Taxes.

         Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

SECTION 5.14: Benefit Plans.

         Parent shall use all commercially reasonable efforts to cause the eligibility of the each employee of the Company (and his or her spouse and dependents) to participate in the welfare plans (as defined in ERISA section 3(1) of Parent or the Surviving Corporation after the Effective Time to be determined without regard to any preexisting condition, waiting period, or similar exclusion or condition except for any such condition or exclusion to which the employee is subject under the applicable welfare plan of the Company as of the Effective Time. Employees of the Company shall receive credit under the welfare plans of the Parent or the Surviving Corporation in which they participate after the Effective Time toward coinsurance and deductibles for any payments made by them during the calendar year in which the Effective Time occurs under the applicable welfare plans of the Company. In addition, employees of the Surviving Corporation shall receive credit, for purposes of its retirement, welfare, vacation and similar plans or policies, for service with the Company prior to the Effective Time.

                      ARTICLE VI: CONDITIONS TO THE MERGER

SECTION 6.1: Conditions to Obligation of Each Party to Effect the Merger.

         The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company; and

         (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

SECTION 6.2: Additional Conditions to Obligations of Parent and Merger Sub.

         The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, with the same force and effect as if made at and as of the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chairman and Chief Executive Officer of the Company;

         (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chairman and the Chief Executive Officer of the Company;

         (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company;

         (d) Employment Condition. The Surviving Corporation shall have entered into Consulting Agreements with Rajiv Bhatia, Ted Karkus and Eric Schwartzman and non-qualified stock option grants with Brian Gurley, Richard Owen and Steve Laplante upon such terms and conditions as are mutually acceptable and delivered to each such individual non-qualified stock options to purchase shares of Parent Common Stock in accordance with such individual's employment terms; and

         (e) Private Placement. The Company shall have amended its Certificate of Incorporation to increase its authorized capital stock to 50,000,000 shares, of which 5,000,000 shares shall be shares of Preferred Stock and 45,000,000 shares shall be shares of Common Stock and the Private Placement referred to in Disclosure Schedule 2.3 shall have been closed; provided however, it shall not be a precondition of Closing that such Private Placement shall have achieved any particular threshold of additional capital.

SECTION 6.3: Additional Conditions to Obligation of the Company.

         The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, with the same force and effect as if made on and as of the Effective Time, and the Company shall have received a certificate to such effect signed by the President of Parent;

         (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chairman and the Chief Financial Officer of Parent;

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub;

         (d) Employment Condition. The Surviving Corporation shall have entered into Consulting Agreements with Rajiv Bhatia, Ted Karkus and Eric Schwartzman and non-qualified stock option grants with Brian Gurley, Richard Owen and Steve Laplante upon such terms and conditions as are mutually acceptable and delivered to each such individual non-qualified stock options to purchase shares of Parent Common Stock in accordance with such individual's employment terms; and

                            ARTICLE VII: TERMINATION

SECTION 7.1: Termination.

         This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company or the Board of Directors of the Company and Parent:

         (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

         (b) by either Parent or the Company if the Merger shall not have been consummated by June 1, 2000 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

         (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Section 5.11 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

         (d) by Parent or the Company, if the Merger shall have been submitted to a vote of the stockholders of the Company and the requisite vote of the stockholders approving the Merger shall not have been obtained; or

         (e) by Parent or the Company, (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Section 6.2 or Section 6.3, as the case may be, would not be satisfied (either (i) or (ii) above being a "TERMINATING BREACH"), provided, that, if such Terminating Breach is curable prior to June 30, 2000 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(f); or

         (f) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied, in either case other than by reason of a Terminating Breach.

SECTION 7.2: Effect of Termination.

         In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.3 and Section 8.1 hereof, and
(ii) nothing herein shall relieve any party from liability for any breach hereof.

                        ARTICLE VIII: GENERAL PROVISIONS

SECTION 8.1: Effectiveness of Representations, Warranties and Agreements;
             Knowledge, Etc.

         Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in this Section 8.1 shall survive independently and Article I and Sections
5.2 through 5.6, 5.9, 5.15 and 7.3 shall survive the Effective Time.

SECTION 8.2: Notices.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a) If to Parent or Merger Sub:

                  NetGain Development, Inc.
                  152 West 57th Street, 40th Floor
                  New York, NY 10019

                  Telecopier No.: (212) 765-2924
                  Telephone No.:  (212) 765-2914
                  Attention:      Andreas Typaldos, CEO

                  With a copy to: Broad and Cassel
                                  201 South Biscayne Boulevard
                                  Suite 3000
                                  Miami, Florida 33131

                  Telecopier No.: (305) 373-9443
                  Telephone No.:  (305) 373-9400

         (b) If to the Company:

                  CoolAudio.com, Inc.
                  60 Madison Avenue
                  New York, NY 10010

                  Telecopier No.: (212)582-8240
                  Telephone No.:  (212) 582-8206
                  Attention:      Rajiv Bhatia, CEO

                  With a copy to:

                  Kenneth Sirlin PC
                  225 Broad Hollow Road
                  Melville, New York 11747-4807

                  Telecopier No.: (212) 752-0668
                  Telephone No.:  (212) 752-0685

SECTION 8.3: Certain Definitions For purposes of this Agreement, the term:

         (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

         (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates(as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding (other than a revocable proxy or consent), or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "business day" means any day other than a day on which banks in The State of New York are required or authorized to be closed;

         (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (e) "material adverse effect" means any change or circumstance that, individually or when taken together with all other such changes or circumstances that have occurred prior to the date of determination of an occurrence, (a) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company or Parent and its subsidiaries, as the case may be, in each case taken as a whole, or (b) is or is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby; provided, however, such change or circumstance shall not include a general economic or business condition unless such change shall affect the Company or Parent and its subsidiaries in a disproportionate manner.

         (f) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (g) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 8.4: Amendment.

         This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 8.5: Waiver.

         At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 8.6: Headings.

         The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.7: Severability.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 8.8: Entire Agreement.

         This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

SECTION 8.9: Assignment; Guarantee of Merger Sub Obligations.

         This Agreement shall not be assigned by operation of law or otherwise. Parent guarantees the full and punctual performance by Merger Sub and Surviving Corporation of :

                  (1) all the obligations hereunder of Merger Sub and Surviving Corporation or any such assignees, and

                  (2) after the Effective Time, all the contractual obligations of the Company previously disclosed to Parent at or prior to the Effective Time to its current and former directors, officers and employees.

         This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company and such directors, officers and employees, shall be binding upon all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by such directors, officers and employees.

SECTION 8.10: Parties in Interest.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.9 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by any of such

Indemnified Parties, and Section 8.9 (which is intended to be for the benefit of the Company's current and former directors, officers and employees).

SECTION 8.11: Failure or Indulgence Not Waiver; Remedies Cumulative.

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 8.12: Governing Law; Jurisdiction

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the State of New York with respect to any action or proceeding arising out of this Agreement or in any way relating hereto.

SECTION 8.13: Counterparts.

         This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     NetGain Development, Inc.

                                     By: /s/ Andreas Typaldos
                                        ---------------------------------
Attest: /s/ Linda C. Frazier            Name: Andreas Typaldos
       ------------------------         Title: Chairman and Chief Executive
                                               Officer


                                     NetGain Acquisition, Inc.

                                     By: /s/ Andreas Typaldos
                                        ---------------------------------
Attest: /s/ Linda C. Frazier            Name: Andreas Typaldos
       ------------------------         Title: President

                                     Coolaudio.com, Inc.

                                     By: /s/ Rajiv Bhatia
                                        ---------------------------------
Attest: /s/ Brian Gurley                Name: Rajiv Bhatia
       -------------------------        Title: Chairman and Chief Executive
                                               Officer

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

         On March 20, 2000 before me, the undersigned, personally appeared
                                  Rajiv Bhatia
personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                  /s/ Lawrence M. Pohly
              ---------------------------------
                        Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

         On March 20, 2000 before me, the undersigned, personally appeared
                                Andreas Typaldos
personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                  /s/ Lawrence M. Pohly
              ---------------------------------
                        Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

         On March 20, 2000 before me, the undersigned, personally appeared
                                Andreas Typaldos
personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                  /s/ Lawrence M. Pohly
              ---------------------------------
                        Notary Public